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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arch Coal, Inc. of our report dated January 22, 2003, included in the 2002 Annual Report to Stockholders of Arch Coal, Inc.

Our audits also included the financial statement schedule of Arch Coal. Inc. listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in (1) the Registration Statement (Form S-3 No. 333-58738) of Arch Coal, Inc. and in the related Prospectus, (2) the Registration Statement (Form S-8 No. 333-30565) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus,
(3) the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan and in the related Prospectus, and (4) the Registration Statement (Form S-8 No. 333-68131) pertaining to the Arch Coal, Inc. Deferred Compensation Plan and in the related Prospectus of our reports dated January 22, 2003, with respect to the financial statements of Canyon Fuel Company, LLC and the consolidated financial statements of Arch Coal, Inc. and subsidiaries and of our opinion with respect to the financial statement schedule of Arch Coal. Inc. listed in Item 15(a) included or incorporated by reference in the Arch Coal, Inc. Annual Report (Form 10-K) for the year ended December 31, 2002.



                                                           /s/ Ernst & Young LLP

St. Louis, Missouri
March 12, 2003